Press Release	Source: Stellar Pharmaceuticals Inc.

Stellar Pharmaceuticals Reports Third Quarter 2011 Financial Results

LONDON, ONTARIO — November 14, 2011 -- Stellar Pharmaceuticals Inc. (OTCQB:SLXCF; OTCBB:SLXCF) ("Stellar" or "the Company"), a Canadian pharmaceutical developer and marketer of high quality, cost-effective products for select health care markets, today announced financial results for the period ended September 30, 2011.  In this press release, all dollar amounts are expressed in Canadian currency and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

For the three month period ended September 30, 2011, total revenues from all sources were $689,162. This represented a decrease of 69.2% from $2,236,925 for the same period during 2010.  The Company noted that the decrease in total revenues was driven primarily by the absence of licensing revenues in the third quarter of 2011, compared to $1,446,168 of license revenues being recorded in the same three-month period a year ago.

Total product sales for both domestic and international markets for the three month period ended September 30, 2011 decreased by 1.0% to $682,000 from $688,700 for the same period in 2010.  Domestic product revenue growth of 3.5% was offset by a 9.4% decline in international product revenues.  The decline in international product revenues was primarily the result of the 2010 third quarter being positively impacted by first-time orders from three new international distributors.

Total expenses for the three month period ended September 30, 2011 decreased 39.0% or $243,500, compared to the same period in 2010.

Stellar’s net profit for the three month period ended September 30, 2011 was $112,261.  This compared to a net profit of $1,380,841 in the same period a year ago.   As previously noted, the Company received no license revenues in Q3 2011 versus $1,446,168 of license revenues in Q3 2010.

At September 30, 2011, Stellar had $3.5 million in cash and cash equivalents.  This represents a decrease of $0.9 million from the $4.4 million balance at December 31, 2010, a significant portion of which is attributable to a $0.4 million retirement payout made to a former executive officer of the Company.

Arnold Tenney, Stellar's President and Chief Executive Officer, commented, "As our current business has continued to stabilize, with noted decreases in cost of product sales and carefully managed expenses in order to allow for future growth, Stellar has been able to maintain a strong financial position.  This has left us well positioned to start taking advantage of some of the exciting opportunities that we have identified to increase our footprint and kick-start growth in both Canadian and international markets.  We look forward to updating you on our progress in that regard as we move forward."

About Stellar Pharmaceuticals Inc.

Stellar has developed and is marketing direct in Canada, and in countries around the world through out-license agreements, three products based on its core polysaccharide technology: NeoVisc® and NeoVisc® Single Dose, for the symptomatic treatment of osteoarthritis; and Uracyst®, its patented technology for the treatment of interstitial cystitis (IC), an inflammatory disease of the urinary bladder wall. Both NeoVisc and Uracyst have their CE Mark certification for the European Community. Stellar also has an in-licensing agreement for NMP22® BladderChek®, a proteomics-based diagnostic test for the diagnosis and monitoring of bladder cancer. For more information, please visit the company's website at www.stellarpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations, to attract and retain qualified professionals, technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings.

CONTACTS:

Company Contact

Arnold Tenney
President & CEO
Stellar Pharmaceuticals Inc.
(519) 434-1540
email – arnoldt@stellarpharma.com

STELLAR PHARMACEUTICALS INC.

CONDENSED INTERIM BALANCE SHEETS

(Expressed in Canadian dollars)

(Unaudited)

	CURRENT	As at September 30, 2011	As at December 31, 2010
	Cash and cash equivalents	$3,511,390	$4,352,285
	Accounts receivable, net of allowance of $nil (2010 - $nil)	364,792	493,370
	Inventories	900,908	611,676
	Taxes recoverable	38,760	-
	Loan receivable	15,814	15,814
	Prepaids, deposits and sundry receivables	121,047	99,433
	Total current assets	4,952,711	5,572,578
	PROPERTY, PLANT AND EQUIPMENT, net	1,498,114	1,568,729
	OTHER ASSETS	159,212	139,287
	Total assets	$6,610,037	$7,280,594
	LIABILITIES
	CURRENT
	Accounts payable	$253,652	$236,420
	Accrued liabilities	188,135	557,735
	Deferred revenues	8,393	8,645
	Product returns liability	-	112,500
	Total current liabilities	450,180	915,300

	LONG TERM WARRANT LIABILITY	15,064	216,823
	Total liabilities	465,244	1,132,123

	CONTINGENCIES AND COMMITMENTS

	SHAREHOLDERS’ EQUITY
	CAPITAL STOCK
	AUTHORIZED
Unlimited	Non-voting, convertible redeemable and retractable
	preferred shares with no par value
Unlimited	Common Shares with no par value

	ISSUED
24,610,042	Common Shares (2010 – 24,585,040)	9,046,206	9,055,982
	Additional Paid-in capital options - outstanding	287,885	211,781
	Additional Paid-in capital options - expired	795,740	733,517
		10,129,831	10,001,280
	DEFICIT	(3,985,038)	(3,852,809)
	Total shareholders’ equity	6,144,793	6,148,471
	Total liabilities and shareholders’ equity	$6,610,037	$7,280,594

STELLAR PHARMACEUTICALS INC.

CONDENSED INTERIM STATEMENTS OF OPERATIONS, COMPREHENSIVE

INCOME (LOSS) AND DEFICIT

(Expressed in Canadian Dollars)

(Unaudited)

	For the Three Month Period Ended September 30		For the Nine Month Period Ended September 30
	2011	2010	2011	2010
PRODUCT SALES	$683,864	$690,881	$2,381,684	$2,052,144
ROYALTY AND LICENSING REVENUES	5,298	1,546,044	14,226	2,018,472
TOTAL REVENUES FROM ALL SOURCES	689,162	2,236,925	2,395,910	4,070,616
COST OF PRODUCTS SOLD	201,870	235,334	634,799	719,809
GROSS PROFIT	487,292	2,001,591	1,761,111	3,350,807
EXPENSES
Selling, general and administrative	621,641	566,371	2,024,640	1,726,890
Research and development	12,196	45,606	45,966	81,560
Change in warrant liability	(266,029)	-	(201,759)	-
Amortization (non-manufacturing property, plant and equipment)	12,314	11,600	36,438	38,919
	380,122	623,577	1,905,285	1,847,369
INCOME (LOSS) FROM OPERATIONS	107,170	1,378,014	(144,174)	1,503,438
INTEREST AND OTHER INCOME	5,091	2,827	11,945	5,949
LOSS ON DISPOSAL OF EQUIPMENT	-	-	-	(15,308)
INCOME (LOSS) AND COMPREHENSIVE INCOME FOR
THE PERIOD BEFORE INCOME TAXES	112,261	1,380,841	(132,229)	1,494,079
Current income tax expense	-	(421,300)	-	(435,100)
Future income tax recovery	-	421,300	-	435,100
NET INCOME (LOSS) AND COMPREHENSIVE
INCOME (LOSS) FOR THE PERIOD	112,261	1,380,841	(132,229)	1,494,079
DEFICIT, beginning of period	(4,097,299)	(4,265,279)	(3,852,809)	(4,378,517)
DEFICIT, end of period	$(3,985,038)	$(2,884,438)	$(3,985,038)	$(2,884,438)
EARNINGS (LOSS) PER SHARE – Basic	$0.00	$0.06	$(0.01)	$0.06
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING – Basic	24,610,042	23,585,040	24,599,144	23,517,256
EARNINGS (LOSS) PER SHARE – Diluted	$0.00	$0.06	$(0.01)	$0.06
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING – Diluted	24,610,042	23,594,579	24,599,144	23,518,390

STELLAR PHARMACEUTICALS INC.

CONDENSED INTERIM STATEMENTS OF CASH FLOWS

(Expressed in Canadian dollars)

(Unaudited)

	For the Three Month Period		For the Nine Month Period
	Ended September 30		Ended September 30
	2011	2010	2011	2010
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES -
Net income (loss) for the period	$112,261	$1,380,841	$(132,229)	$1,494,079
Items not affecting cash
Amortization	23,826	21,474	78,889	79,053
Current income tax expense		(421,300)	-	(435,100)
Future income tax recovery		421,300	-	435,100
Loss on disposal of equipment	-	-	-	15,308
Change in warrant liability	(266,029)	-	(201,759)	-
Issuance of equity instruments for services rendered	9,001	-	14,467	4,000
Stock-based compensation	47,330	66,689	138,327	118,079
Change in non-cash operating asset and liabilities	137,403	39,974	(686,148)	(535,908)
CASH FLOWS (USED IN) OPERATING ACTIVITIES	63,792	1,508,978	(788,453)	1,174,611
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES -
Additions to property, plant and equipment	-	(28,052)	(5,008)	(290,194)
Increase to other assets	(3,710)	(6,000)	(23,191)	(16,847)
Proceeds from sale of equipment	-	-	-	12,630
CASH FLOWS USED IN INVESTING ACTIVITIES	(3,710)	(34,052)	(28,199)	(294,411)
CASH FLOWS USED IN FINANCING ACTIVITIES -
Stock options exercised	-	-	-	69,000
Share issuance costs	(2,559)	-	(24,243)	-
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES	(2,559)	-	(24,243)	69,000
CHANGE IN CASH AND CASH EQUIVALENTS	57,523	1,474,926	(840,895)	949,200
CASH AND CASH EQUIVALENTS,
Beginning of period	3,453,867	1,799,486	4,352,285	2,325,212
CASH AND CASH EQUIVALENTS,
End of period	$3,511,390	$3,274,412	$3,511,390	$3,274,412